SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2013

ONSTREAM MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-22849	65-0420146
(Commission File Number)	(IRS Employer Identification Number)

 1291 SW 29 Avenue, Pompano Beach, Florida 33069

(Address of executive offices and Zip Code)

(954) 917-6655

(Registrant's Telephone Number, Including Area Code)

______________________________

(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]             Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

[ ]             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]             Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement

Item 3.02                   Unregistered Sales of Equity Securities

On March 21, 2013 (the “Issuance Date” or “Closing”) we closed a financing transaction with Sigma Opportunity Fund II, LLC (“Sigma”), under which we will receive up to $800,000 in financing pursuant to a senior secured note (“Senior Secured Note”) issued to Sigma and collateralized by all of our assets, subordinated only to security interests already held by Thermo Credit LLC and Rockridge Capital Holdings, LLC, in connection with previous financings. Sigma remitted $600,000 (net of certain fees and expenses discussed below) to us at Closing, with the funding of the remaining $200,000 (“Contingent Financing”) subject to us meeting certain revenue and operating cash flow (as defined) targets for either the three months ended June 30, 2013 or the six months ended September 30, 2013 as well as making all scheduled principal and interest payments on our indebtedness to Sigma and our other lenders.

Interest, computed at 17% per annum on the outstanding principal balance, is payable in arrears in monthly installments commencing April 30, 2013. Principal is payable as follows:

June 30, 2013	$7,000
July 31 – September 30, 2013	$12,000 per month
October 31, 2013 – March 31, 2014	$22,000 per month
April 30 – June 30, 2014	$35,000 per month
July 31 – September 30, 2014	$40,000 per month
October 31 – November 30, 2014	$50,000 per month
December 18, 2014	$50,000
December 18, 2014 – Balloon payment	$50,000 plus funded portion of Contingent Financing

The balloon payment is convertible into restricted common shares, at Sigma’s option, using a conversion rate of $1.00 per share.

The Senior Secured Note may be prepaid by us at any time, provided, however, that if the Senior Secured Note is prepaid during the twelve months immediately following the Issuance Date, we shall pay an additional 90 days of interest on the then outstanding principal as of such prepayment date. If following the Issuance Date we receive proceeds from the sale of a business unit and/or in connection with the issuance of additional equity, debt or convertible debt capital in the amounts listed in the table below, calculated on an aggregate basis commencing on the Issuance Date (“Aggregate Capital Raise”), we are required to immediately repay the indicated amount (“Early Repayment Amount”), applied first toward repayment of interest and then toward principal.

Aggregate Capital Raise	Early Repayment Amount
$500,000 to $1,000,000	Lesser of outstanding principal plus interest or 25% of Capital Raise
$1,000,001 to $2,000,000	Lesser of outstanding principal plus interest or 50% of Capital Raise (reduced by any amounts previously repaid as a result of a Capital Raise transaction)
$2,000,001 or Higher	All outstanding principal plus Interest must be paid

The Aggregate Capital Raise excludes (i) advances received by us against accounts receivable from Thermo Credit LLC pursuant to that certain Amended and Restated Loan Agreement, dated December 27, 2011, or any successor agreement entered into on materially the same terms and (ii) up to $330,000 of additional subordinated financing obtained by us on materially the same as certain previously-agreed terms.

For so long as the Senior Secured Note is outstanding, if at any time after the Issuance Date we issue additional shares of common Stock (other than as a result of common stock equivalents already issued prior to the Issuance Date) or common stock equivalents in an amount which exceeds, in the aggregate, 25% of our fully diluted shares (as defined) at Closing , whether through one or multiple issuances, then provided the proceeds of such issuance are not being used to pay all outstanding amounts owed to Sigma under the Senior Secured Note, we shall issue to Sigma and Sigma Capital, respectively, such number of shares of common stock as is necessary for Sigma and Sigma Capital to maintain the same beneficial ownership percentage of our capital stock, on a fully diluted basis, after the additional shares issuance as they had immediately before the additional shares issuance.  If, at the time of any additional shares issuance, Sigma has not converted all or a portion of the amount of the Senior Secured Note eligible for conversion to common shares, we shall reserve for future issuance to Sigma upon any subsequent conversion, and shall issue to Sigma upon any subsequent conversion, such number of shares of common stock as to which Sigma would have been entitled hereunder had Sigma converted the unconverted amount immediately prior to the additional shares issuance. Notwithstanding the above, this provision shall only apply to beneficial ownership resulting from transactions related to the Senior Secured Note or the Advisory Services Agreement and shall not apply to our issuance of common stock or common stock equivalents in connection with our acquisition of another entity or the material portion of the assets of another entity, which transaction results in operating cash flow in excess of any related debt service.

In connection with this financing, we agreed to issue 300,000 restricted common shares to Sigma as well as reimburse up to $30,000 of Sigma’s legal and other expenses related to this financing, $27,500 of which was paid by us at Closing. We also agreed to issue 60,000 restricted common shares to Sigma Capital Advisors, LLC (“Sigma Capital”), plus pay them a $75,000 advisory fee, in connection with an Advisory Services Agreement we entered into with Sigma Capital effective March 18, 2013. $55,000 of the cash fee was paid by us at Closing and the remaining $20,000 is payable over the next four months.  We have also agreed to pay finders and other fees to unrelated third parties in connection with this transaction, which will total 60,000 restricted common shares and $12,000 cash.

The above summary of the financing terms and conditions is qualified in its entirety by the contents of the transaction documents, which are attached hereto as Exhibits 4.1, 10.1, 10.2 and 10.3 to Item 9.01 of this Form 8-K and which are incorporated herein by reference.

The terms of the Senior Secured Note required us to repay, from the proceeds, the remaining balance due on the Equipment Notes, which repayment was made by us in cash and shares shortly after Closing. Although the amounts of cash and shares were unchanged from our previously existing agreement with the holders of the Equipment Notes, the cash payments were not due until various times between November 15 and December 31, 2013 and the share issuances were not due until June 30, 2013.

Effective March 19, 2013 we issued a subordinated note to Fuse Capital LLC (“Fuse”) in the amount of $200,000 (the “Subordinated Note”) in consideration of $100,000 of new cash proceeds to us plus the cancellation of the $100,000 principal balance due on another note we had issued to Fuse dated November 15, 2012 and for which the principal balance was payable on May 15, 2013. The Subordinated Note, which is convertible into restricted common shares at Fuse’s option using a rate of $0.50 per share, is payable as follows: interest only (at 12% per annum) during the first year, approximately 30% of the principal plus interest during the second year and the remaining principal balance at the end of the second year.

In connection with the Subordinated Note, we issued Fuse 80,000 restricted common shares (the “Fuse Common Stock”), which we agreed to buy back under the following terms: If the fair market value of the Fuse Common Stock is not equal to at least $0.40 per share on the date one (1) year after issuance, we will buy back, to the extent permitted by law, up to 40,000 shares of the originally issued Fuse Common Stock from Fuse at $0.40 per share. If the fair market value of the Fuse Common Stock is not equal to at least $0.40 per share on the date two (2) years after issuance, we will buy back, to the extent permitted by law, up to 80,000 shares of the originally issued Fuse Common Stock, less the amount of any shares already bought back at the one year point, from Fuse at $0.40 per share. The above only applies to the extent the Fuse Common Stock is still held by Fuse at the applicable dates.

In connection with this financing, we also agreed to (i) issue 40,000 restricted common shares to an unrelated third party for finder and other fees and (ii) modify the terms on another $200,000 note issued to Fuse on November 30, 2012 to allow conversion of the principal balance into restricted common shares at Fuse’s option using a rate of $0.50 per share. This $200,000 note was part of what was identified as the “Intella2 Investor Notes” in our previous filings with the SEC.

All of the restricted common shares listed above were offered and sold without the related offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission promulgated thereunder), in reliance on an exemption set forth in Section 4(2) thereof.

Item 9.01       Financial Statements and Exhibits

(c) Exhibits

Exhibit No.    Description

4.1                  Senior Secured Note issued to Sigma Opportunity Fund II, LLC by Onstream Media and its Subsidiaries, dated March 18, 2013

10.1                Note Purchase Agreement between Sigma Opportunity Fund II, LLC and Onstream Media and its Subsidiaries, dated March 18, 2013

10.2                Security Agreement between Sigma Opportunity Fund II, LLC and Onstream Media and its Subsidiaries, dated March 18, 2013

10.3                Advisory Services Agreement between Sigma Capital Advisors, LLC and Onstream Media, dated March 18, 2013

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                    ONSTREAM MEDIA CORPORATION

                                                                                    By: /s/ Robert E. Tomlinson

March 22, 2013                                                               Robert E. Tomlinson, CFO